Exhibit 99.1

News Release

Novelis Reports First Quarter of Fiscal Year 2015 Results
Solid Operating Performance in Q1 Begins Year on a Strong Note

•	Q1 Net Income Increased 150% versus Prior Year to $35 Million

•	Q1 Adjusted EBITDA Increased 15% versus Prior Year to $235 Million

•	Q1 Sales Increased 12% versus Prior Year to $2.7 Billion

•	Q1 Shipments Increased 9% versus Prior Year to 770 Kilotonnes

•	Portfolio Transformation Towards High-Recycled Content Premium Products Continues

ATLANTA, August 7, 2014 – Novelis, the world leader in aluminum rolling and recycling, today reported net income attributable to its common shareholder of $35 million for the first quarter of fiscal year 2015 compared to $14 million in the first quarter of fiscal year 2014. Excluding certain tax-effected items, net income was $30 million, up 43% compared to the first quarter of fiscal year 2014.
"Excellent plant productivity, strong winter results in South America boosted by World Cup beverage consumption, and good year-over-year demand trends drove a strong start to the new fiscal year," said Phil Martens, President and Chief Executive Officer for Novelis.
Adjusted EBITDA for the first quarter of fiscal 2015 was $235 million, a 15% increase compared to $204 million reported for the prior year. The increase was primarily driven by significantly higher volume, partially offset by pricing pressures in the Asian markets and a higher fixed cost base due to expansions ahead of revenue generation.
Novelis’ new recycling centers in Germany and Brazil are ramping up production and will help the company achieve its mid-decade target of 50% recycled aluminum in its products on the way to its ultimate goal of 80% recycled content by 2020. In addition, rolling expansions in Korea and Brazil are adding capacity to grow shipments and capitalize on strong global demand for aluminum flat rolled products, particularly in the beverage can market. In June, the company completed the sale of its Canadian consumer foil business in line with the company's strategic focus on core premium markets.
"Demand trends continue to be favorable and our investments in rolling, recycling and automotive sheet finishing lines have positioned the company well to capture growth in our core can sheet and specialty markets as well as the emerging automotive business,” said Martens. “The first of our new global auto finishing lines are on track to begin shipping product in the second half of this fiscal year and will allow us to maintain our leadership position in the technically demanding, high-growth automotive aluminum sheet market, while growing our premium product portfolio.”
Shipments of aluminum rolled products increased 9% in the first quarter of fiscal 2015 to 770 kilotonnes compared to 708 kilotonnes in the prior year.
For the third consecutive quarter, all four operating regions reported an increase in shipments year-over-year. Higher shipments were the primary driver of the 12% increase in net sales for the first quarter of fiscal 2015 to $2.7 billion as compared to $2.4 billion for the first quarter of fiscal 2014.

(in $M)	Fiscal 2015	Fiscal 2014
	6/30/2014	6/30/2013
Free Cash Flow	$(177)	$(289)
Capital Expenditures	138	181
Free Cash Flow before CapEx	$(39)	$(108)

The company reported negative free cash flow of $177 million for the year. "Free cash flow improved by $112 million versus the prior year, but as expected remained negative due to capital investments and semi-annual bond interest payments,” said Steve Fisher, Chief Financial Officer for Novelis. "Despite these factors and a $250 million return of capital to our parent company in the quarter, we reported solid liquidity of $791 million and expect to achieve positive free cash flow by fiscal year-end."

First Quarter of Fiscal Year 2015 Earnings Conference Call
Novelis will discuss its first quarter of fiscal year 2015 results via a live webcast and conference call for investors at 9:00 a.m. ET on Thursday, August 7, 2014. To view slides and listen only, visit the web at https://cc.callinfo.com/r/1fqxlix18q32k&eom. To join by telephone, dial toll-free in North America at 800 732 5617, India toll-free at 0008001007928 or the international toll line at +1 212 231 2900. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in nine countries, has approximately 11,200 employees and reported revenue of approximately $10 billion for its 2014 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us at facebook.com/NovelisInc and at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Free Cash Flow, Reconciliation to Liquidity and Net Income excluding Certain Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this news release is our expectation that we will capture growth in our core can sheet and specialty markets as well as the emerging automotive business. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; our indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Neil Hirsch	Megan Cochard
+1 404 760 4465	+1 404 760 4170
neil.hirsch@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended
	June 30,
	2014	2013

Net sales	$2,680	$2,401
Cost of goods sold (exclusive of depreciation and amortization)	2,329	2,098
Selling, general and administrative expenses	108	120
Depreciation and amortization	89	77
Research and development expenses	12	10
Interest expense and amortization of debt issuance costs	81	76
Gain on assets held for sale	(11)	—
Restructuring and impairment, net	6	9
Equity in net loss of non-consolidated affiliates	2	4
Other expense (income), net	5	(10)
	2,621	2,384
Income before income taxes	59	17
Income tax provision	24	3
Net income	35	14
Net income attributable to noncontrolling interests	—	—
Net income attributable to our common shareholder	$35	$14

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	June 30,	March 31,
ASSETS	2014	2014
Current assets
Cash and cash equivalents	$337	$509
Accounts receivable, net
— third parties (net of uncollectible accounts of $4 as of June 30, 2014 and March 31, 2014)	1,557	1,382
— related parties	61	54
Inventories	1,295	1,173
Prepaid expenses and other current assets	114	101
Fair value of derivative instruments	67	51
Deferred income tax assets	101	101
Assets held for sale	72	102
Total current assets	3,604	3,473
Property, plant and equipment, net	3,575	3,513
Goodwill	608	611
Intangible assets, net	626	640
Investment in and advances to non–consolidated affiliates	607	612
Deferred income tax assets	80	80
Other long–term assets
— third parties	183	173
— related parties	21	12
Total assets	$9,304	$9,114
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current portion of long–term debt	$95	$92
Short–term borrowings	956	723
Accounts payable
— third parties	1,651	1,418
— related parties	56	53
Fair value of derivative instruments	65	60
Accrued expenses and other current liabilities
— third parties	455	547
— related party	—	250
Deferred income tax liabilities	19	16
Liabilities held for sale	—	11
Total current liabilities	3,297	3,170
Long–term debt, net of current portion	4,350	4,359
Deferred income tax liabilities	421	425
Accrued postretirement benefits	632	621
Other long–term liabilities	269	271
Total liabilities	8,969	8,846
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2014 and March 31, 2014	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(1,038)	(1,073)
Accumulated other comprehensive loss	(60)	(91)
Total equity of our common shareholder	306	240
Noncontrolling interests	29	28
Total equity	335	268
Total liabilities and equity	$9,304	$9,114

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net income	$35	$14
Adjustments to determine net cash used in operating activities:
Depreciation and amortization	89	77
(Gain) loss on unrealized derivatives and other realized derivatives in investing activities, net	(8)	23
Gain on assets held for sale	(11)	—
Deferred income taxes	3	(76)
Amortization of fair value adjustments	3	3
Equity in net loss of non–consolidated affiliates	2	4
Gain on foreign exchange remeasurement of debt	—	(2)
Loss on sale of assets	1	1
Amortization of debt issuance costs and carrying value adjustment	6	6
Other, net	(1)	(1)
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(169)	(29)
Inventories	(116)	12
Accounts payable	245	(149)
Other current assets	(14)	3
Other current liabilities	(84)	13
Other noncurrent assets	(10)	2
Other noncurrent liabilities	5	(3)
Net cash used in operating activities	(24)	(102)
INVESTING ACTIVITIES
Capital expenditures	(138)	(181)
Proceeds from sales of assets, net of transaction fees	34	—
Outflows from investments in and advances to non–consolidated affiliates, net	(16)	—
Proceeds (outflows) from settlement of other undesignated derivative instruments, net	1	(6)
Net cash used in investing activities	(119)	(187)
FINANCING ACTIVITIES
Proceeds from issuance of debt	105	42
Principal payments	(53)	(17)
Short–term borrowings, net	166	219
Return of capital to our common shareholder	(250)	—
Debt issuance costs	—	(7)
Net cash (used in) provided by financing activities	(32)	237
Net decrease in cash and cash equivalents	(175)	(52)
Effect of exchange rate changes on cash	3	—
Cash and cash equivalents — beginning of period	509	301
Cash and cash equivalents — end of period	$337	$249

Reconciliation from Net Income Attributable to our Common Shareholder to Adjusted EBITDA
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Three Months Ended
(in millions)	June 30,
	2014	2013
Net income attributable to our common shareholder	$35	$14
Noncontrolling interests	—	—
Income tax provision	(24)	(3)
Interest, net	(80)	(75)
Depreciation and amortization	(89)	(77)
EBITDA	228	169

Unrealized gains (losses) on change in fair value of derivative instruments, net	1	(12)
Realized (losses) gains on derivative instruments not included in segment income	(1)	2
Adjustment to eliminate proportional consolidation	(8)	(11)
Gain on assets held for sale	11	—
Restructuring and impairment, net	(6)	(9)
Other income, net	(4)	(5)
Adjusted EBITDA	$235	$204

Free Cash Flow and Cash and Cash Equivalents
The following table shows the “Free cash flow” for the three months ended June 30, 2014 and 2013 and the ending balances of cash and cash equivalents (in millions).

	Three Months Ended June 30,
	2014	2013
Net cash used in operating activities	$(24)	$(102)
Net cash used in investing activities	(119)	(187)
Less: Proceeds from sales of assets	(34)	—
Free cash flow	$(177)	$(289)
Ending cash and cash equivalents	$337	249

Total Liquidity
The following table shows available liquidity as of June 30, 2014 and March 31, 2014 (in millions).

	June 30,	March 31,
	2014	2014
Cash and cash equivalents	$337	$509
Availability under committed credit facilities	454	511
Total liquidity	$791	$1,020

Reconciliation of Net Income to Net Income, excluding Certain Items
The following table shows Net Income attributable to our common shareholder excluding Certain Items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended
	June 30,
	2014	2013
Net income attributable to our common shareholder	$35	$14
Certain Items:
Gain on assets held for sale	(11)	—
Restructuring and impairment, net	6	9
Tax effect on Certain Items	—	(2)
Net income attributable to our common shareholder, excluding Certain Items	$30	$21

Segment Information
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2014	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$64	$79	$37	$55	$—	$235
Shipments
Rolled products - third party	248	235	178	109	—	770
Rolled products - intersegment	1	11	10	5	(27)	—
Total rolled products	249	246	188	114	(27)	770

Selected Operating Results Three Months Ended June 30, 2013	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$46	$70	$46	$42	$—	$204
Shipments
Rolled products - third party	237	225	157	89	—	708
Rolled products - intersegment	1	7	5	3	(16)	—
Rolled products	238	232	162	92	(16)	708